EXHIBIT 4.1


                           STOCK RESTRICTION AGREEMENT


     THIS STOCK RESTRICTION AGREEMENT (the "Agreement") is made as of the ____ day of January, 2004 (the "Effective Date"), by and among INFOWAVE SOFTWARE, INC. ("Infowave"), TELISPARK, INC., a majority owned subsidiary of Infowave ("Telispark"), and ________________ an employee of Telispark (the "Holder").

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Restricted Shares.

          (a) Grant of Restricted Shares. On the date hereof, Telispark is issuing to Holder ______ shares of Telispark's common stock, $0.0001 par value per share (the "Common Stock") (such ___________ shares and only such __________ shares being referred to herein as the "Restricted Shares").

          (b) Vesting. The Holder shall become vested in all of the Restricted Shares on the date which is four months and three calendar days following the Second Tranche Closing Date (as defined in the Stock Purchase Agreement dated January 7, 2004 among Telispark, Infowave Software, Inc. and the other parties thereto, the "Stock Purchase Agreement") (such date being the "Vesting Date"); provided, however, that if the Special Meeting has not occurred by August 1, 2005, this Agreement shall become null and void and the Restricted Shares shall be cancelled on the books of Telispark.

     2. Restrictions on Transfer. In no event may unvested Restricted Shares be transferred by the Holder to any third party other than the Holder's transfer of any or all of the Holder's unvested Restricted Shares, either during the Holder's lifetime or on death by will or the laws of descent and distribution to one or more members of the Holder's immediate family, to a trust for the exclusive benefit of the Holder or such immediate family members, to any other entity owned exclusively by the Holder or such immediate family members, or to any combination thereof (each, a "Permitted Transferee"); provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements shall be exempt from this Section 2. "Immediate family" shall mean spouse, children, grandchildren, parents or siblings of the Holder, including in each case adoptive relations.

          Notwithstanding  anything to the contrary contained  elsewhere in this
Section 2, any proposed transferee or Permitted Transferee of the Holder shall receive and hold such stock subject to the provisions of this Agreement, and, as a condition of such transfer, shall deliver to Telispark and Infowave a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. There shall be no subsequent transfer of such stock except in accordance with this Section 2.

     3. Effect of Prohibited Transfer. Telispark shall not be required (a) to transfer on its books any of the Restricted Shares that have been sold or transferred in violation of any of the



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provisions  set  forth  in this  Agreement,  or (b) to,  treat  as owner of such
Restricted Shares or to pay dividends or other distributions to any transferee to whom any such Restricted Shares shall have been so sold or transferred.

     4. Forfeiture; Early Vesting. If Holder ceases to be an employee or consultant of the Company or any subsidiary of the Company, whether or not terminated for cause, prior to vesting of the Restricted Shares pursuant to
Section 1 hereof, all of Holder's rights to all of the unvested Restricted Shares shall be immediately and irrevocably forfeited, except that (i) if Holder ceases to be an employee or consultant by reason of Disability (as defined below) prior to the vesting of Restricted Shares under Section s hereof or (ii) if Holder ceases to be an employee or consultant by reason of death prior to the vesting of Restricted Shares under Section 1 hereof, all Restricted Shares granted hereunder shall vest as of such termination of employment. For purposes of this Agreement, "Disability" has the meaning given to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon forfeiture, Holder will no longer have any rights relating to the unvested
Restricted Shares, including the right to vote the Restricted Shares and the right to receive dividends declared on the Shares. If Holder's employment ceases prior to the Vesting Date (other than pursuant to death or Disability), Holder and Infowave shall enter into a mutually agreeable consulting agreement requiring no more than 20 hours of service per month except as otherwise agreed with a term through and including the Vesting Date, unless such Restricted
Shares are forfeited pursuant to Section 1 in which case the consulting agreement may be terminated. Each of Holder and Infowave agree to act reasonably with respect to the consulting agreement.

     5.   Representations and Warranties of the Holder.

          (a) Adequate Information. The Holder has access to all information, if any, concerning Telispark as he has considered necessary in connection with his decision to receive the Restricted Shares.

          (b) No Solicitation or Advertising. The Holder acknowledges that he has not acquired the Restricted Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (c) Tax Consequences. The Holder acknowledges that, although receipt and vesting of the Restricted Shares may have certain material U.S. or Canadian federal, state or provincial tax consequences, neither Telispark, Infowave nor any of their respective representatives have made any representations concerning such tax consequences to the Holder, and the Holder has relied solely, if at all, on the Holder's own tax advisors in evaluating such tax aspects of receipt of the Restricted Shares.

          (d) Absence of Offering Memorandum. The Holder acknowledges that none of the documents provided to him by Telispark and Infowave in connection with the transactions contemplated hereby constitute an offering memorandum or similar document for the purposes of the Securities Act or other applicable securities laws.



                                       2.

          (e) Investment Suitability. The Holder has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of receipt of the Restricted Shares and is able to bear the economic risk of the complete loss of value of the Restricted Shares.

          (f) Residence. The Holder is a resident of the jurisdiction referred to immediately below his signature to this Agreement and is not a resident in the Province of British Columbia or subject to the laws of the Province of British Columbia;

          (g)  the Holder acknowledges that:

               (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Restricted Shares;

               (ii) there is no government or other insurance covering the Restricted Shares;

               (iii) there are risks associated with the purchase of the Restricted Shares;

               (iv) there are restrictions on the Holder's ability to resell the Restricted Shares and it is the responsibility of the Holder to find out what those restrictions are and to comply with them before selling the Restricted Shares; and

               (v) Infowave has advised the Holder that Infowave is relying on an exemption from the requirements to provide the Holder with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Restricted Shares pursuant to an exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission and damages, will not be available to the Holder.

     6. Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Corporation of a favorable opinion of its counsel and/or submission to the Corporation of such other evidence as may be satisfactory to counsel for the Corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.



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          The shares of stock  represented  by this  certificate  are subject to forfeiture and restrictions on transfer set forth in a certain Stock Restriction Agreement between the Corporation and the registered-owner of this certificate (or his predecessor in interest), and no transfer of such Restricted Shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the Corporation upon appropriate request and without charge."

     7.   Adjustments for Stock Splits, Stock Dividends, etc.

          (a) If from time to time there is any spin-off, stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of Telispark, any and all new, substituted or additional securities to which the Holder is entitled by reason of his or her ownership of the Restricted Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Restricted Shares.

          (b) If the Restricted Shares are converted into or exchanged for, or stockholders of Telispark receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of Telispark or acquisition of its assets, then the rights of Telispark under this Agreement shall inure to the benefit of Telispark's successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Shares.

     8. Withholding Taxes. The Holder acknowledges and agrees that Telispark and Infowave have the right to deduct from payments of any kind otherwise due to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt and or vesting of the Restricted Shares by the Holder.

     9. Invalidity or Unenforceability. It is the intention of Telispark, Infowave and the Holder that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, Telispark, Infowave and the Holder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

     10. Waiver. No delay or omission by Telispark or Infowave in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Telispark or Infowave on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Telispark, Infowave and the Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 2 of this Agreement. Telispark may assign its rights under this Agreement to Infowave, provided



                                       4.

Infowave agrees to be bound by all of Telispark's obligations under this Agreement. On the Second Tranche Closing Date, Infowave shall assume all of Telispark's obligations under this Agreement and the Restricted Shares shall convert into the number of common shares of Infowave equal to the number of Restricted Shares divided by the Conversion Ratio (as defined in the Stock Purchase Agreement (rounded to the nearest whole number of shares of Buyer
Common Stock). The Infowave common shares issued upon conversion shall be subject to the terms of this Agreement and shall be deemed to be the "Restricted Shares" upon issuance. Holder agrees that the legends contained in Section 2.8 of the Stock Purchase Agreement may be affixed to the certificates representing Infowave common shares in addition to any legends required by this Agreement.

     12. No Rights of Stockholder. The Holder shall not have any of the rights of a stockholder with respect to the Restricted Shares that have not vested. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of vesting in the Restricted Shares.

     13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

     14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

     15. Definitions. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Stock Purchase Agreement of even date herewith by and among Telispark and Infowave (among others).

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

     17. Amendment. This Agreement may be amended or modified only by a written instrument executed by Telispark, Infowave and the Holder.

     18. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without application of the principles of conflict of laws thereof.

                         (SIGNATURES ON FOLLOWING PAGE)




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     IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction
Agreement as of the day and year first above written.

                                     INFOWAVE SOFTWARE, INC.


                                     By:
                                          -------------------------------------
                                     Name
                                          -------------------------------------
                                     Title:
                                            -----------------------------------

                                     Address:
                                              ----------------------------------
                                              ----------------------------------



                                     TELISPARK, INC.

                                     By:
                                          -------------------------------------
                                     Name
                                          -------------------------------------
                                     Title:
                                            -----------------------------------

                                     Address:
                                              ----------------------------------
                                              ----------------------------------


                                     HOLDER:


                                     ------------------------------------------
                                     Name
                                          -------------------------------------
                                     Address:
                                              ----------------------------------
                                              ----------------------------------





                                       6.